                * Indicates that information has been omitted and confidential treatment has been requested therefore. All such omitted information has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2.



                                                                   EXHIBIT 10.8


                      SECOND AMENDMENT TO LICENSE AGREEMENT


THIS SECOND AMENDMENT TO LICENSE AGREEMENT (this "Second Amendment") is made and entered into as of the _____ day of December, 1997 by and between (i) ARBOR SOFTWARE CORPORATION, a Delaware corporation ("Arbor"), and (ii) COMSHARE, INCORPORATED, a Michigan corporation ("Comshare") (individually, a "Party", and collectively, the "Parties"), with reference to the following:


                                    RECITALS

A. Arbor and Comshare entered into that certain License Agreement dated as of December 23, 1993.

B. Arbor and Comshare entered into the First Amendment to License Agreement effective March 1, 1994 (the "First Amendment"). The License Agreement, as modified by the First Amendment, is referred to collectively as the "License Agreement".

C. Arbor and Comshare have been engaged in litigation regarding the License Agreement and related issues pending in the United States District Court for the Northern District of California, Civil Action No. C-96-20812 RMW (the "Litigation").

D. Arbor and Comshare are entering into the Settlement Agreement dated concurrently herewith, pursuant to which the Parties agree to fully settle and resolve the Litigation and all claims and controversies existing between them. As a condition to the Settlement Agreement, the Parties agree to modify and amend the License Agreement, in accordance with Section 16(i) of the License Agreement, as set forth in this Second Amendment.


                                    AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained herein and in the Settlement Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree to amend the License Agreement as follows:


         1. Rules of Construction. Unless otherwise defined herein, capitalized words and phrases used in this Second Amendment shall have the meanings set forth in the License Agreement. To the extent the meaning of any term as used herein is inconsistent with the meaning of such term in the License Agreement, the meaning set forth in this Second Amendment shall prevail.








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                * Indicates that information has been omitted and confidential treatment has been requested therefore. All such omitted information has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2.




         2. Definitions. In addition to the other capitalized terms defined elsewhere in this Second Amendment, the following terms shall have the meanings set forth below:

               (a) "Software" means: (i) all Core Software (as hereinafter defined), and all technical and user documentation and training materials (courseware) related thereto; (ii) the Arbor software product known as the "Essbase Web Gateway"; (iii) all software utilities and subroutines incidental to the operation of such software, such as operating system dynamic link libraries (".dll's"), database connectivity drivers, and end-user installation tools, that Arbor licenses from third parties and embeds at the source or object code level in such computer software; and (iv) all Related Works (as hereinafter defined) provided by Arbor pursuant to Section 4 (Related Works) below. "Software" excludes: (1) any Related Works not provided to Comshare under
Section 4 below; and (2) any software that is not expressly included in this definition.

               (b) "Related Works" means: (i) all ports of the Software to various hardware and software operating systems platforms other than Windows NT, Windows 95, OS/2, HP-UX, Sun Solaris, DEC Alpha, Macintosh, and AIX operating system platforms and their successors; (ii) any software interface developed on any operating system or hardware platform for the purpose of permitting the Essbase Data Analysis Server to work with a third-party database product, such as the IBM relational storage interface; (iii) any software on any operating system or hardware platform that results from the combination or integration of the Essbase Data Analysis Server with a third party database product including without limitation IBM's DB2 relational database product, whether the software products are sold independently on a stand-alone basis or as a combined or integrated product; and (iv) any translations of the Software into local languages.

               (c) "Limited Use" means the category of Software sublicenses described in Section I(A) of Exhibit D attached to this Second Amendment.

               (d) "Application Specific Use" means the category of Software sublicenses described in Section I(B) of Exhibit D attached to this Second Amendment.

               (e) "Full Use" means the category of Software sublicenses described in Section I(C) of Exhibit D attached to this Second Amendment.

          3. License Grant. The first full paragraph of Section 1 of the License Agreement (titled "License Grant") is hereby deleted in its entirety and replaced with the following language:

          "Subject to the restrictions contained herein, Arbor grants to Comshare and its subsidiaries the non-exclusive, worldwide right and license to use, reproduce, adapt, distribute and sublicense to Comshare Distributors and customers the Software (as defined in the Second Amendment to the License Agreement). Any and all rights not expressly granted to Comshare hereunder are reserved by Arbor."

          4. Related Works. Arbor will provide to Comshare all Related Works owned and developed by Arbor. If a Related Work is developed by a third party and Arbor retains for itself or obtains from the third party, as the case may be, the right to distribute the Related Work to Arbor's customers and distributors, Arbor will use reasonable commercial efforts to obtain or retain the right to provide the Related Work to Comshare for distribution by Comshare under this

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                * Indicates that information has been omitted and confidential treatment has been requested therefore. All such omitted information has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2.


License Agreement. In such event, Arbor agrees that it will not withhold or encourage any third party to withhold from Arbor the right to relicense the Related Work to Comshare; provided, however, that Arbor does not guarantee that it will be able to retain or obtain such right for Comshare. Notwithstanding the foregoing and by way of limitation, the Parties agree that the rights granted by Arbor to Comshare hereunder shall in no event be greater than the rights granted to or retained by Arbor with respect to the Related Works. In addition, and notwithstanding anything to the contrary herein, (i) with respect to any Related Work owned by a third party, Arbor makes no different representations or warranties to Comshare than those provided by the third party to Arbor and (ii) with respect to any Related Work owned or developed by a third party, Arbor undertakes no obligation of support or maintenance greater than that provided by Arbor to any of its other distributors. In the event that Arbor does retain or obtain rights for Comshare with respect to any Related Work of a third party, Comshare shall pay Arbor an additional royalty as described in Section I(E) of Exhibit D to the License Agreement.

         5. Core Software. Subject to Sections 11(b) (Indemnification) and 16(d) (Force Majeure) of the License Agreement and Section 7 (Discontinuance of Support) of this Second Amendment, Arbor agrees to ensure Comshare's right during the Term of the License Agreement to distribute and sublicense for use by third parties, under the terms of the License Agreement, (i) all versions of the Essbase Data Analysis Server (including the partitioning option), Essbase Spreadsheet Add-In, Essbase Application Manager, Essbase Spreadsheet Toolkit, Essbase Currency Conversion Module, SQL Drill Thru, SQL Interface, Essbase Objects, and Essbase Application Programming Interface ("API"), including all successors to such products, and (ii) any and all computer software in object code form related to multi-dimensional modeling software that Arbor owns, develops, or acquires ownership of during the Term of the License Agreement and that functions by making calls to the source code of the Essbase Data Analysis Server (or its successors) using calls not available to Comshare through a commercially-available Arbor application program interface, in each of cases (i) and (ii) designed to run on the Windows NT, Windows 95, OS/2, HP-UX, Sun Solaris, DEC Alpha, Macintosh, and AIX operating system platforms, including all successors to such platforms, but excluding all Related Works (the "Core Software"). Any sale or license by Arbor of the Core Software (or any portion of the Core Software) during the Term of the License Agreement shall be subject to this obligation.

         6. Essbase Translations. In the event that there is more than one (1) version of the Software available in a single language in a particular territory, Arbor may select a single translation to be distributed by the Parties and shall notify Comshare in writing which translation shall be distributed. Provided that Arbor has obtained for Comshare the right to distribute the selected translation to its Comshare Distributors and customers under the License Agreement, each Party shall, and shall use reasonable commercial efforts to cause its respective distributors to, cease distributing all other translated or localized versions of the Software for such language within sixty (60) days of the date of Arbor's delivery of the selected translated version. In particular, Arbor shall provide to Comshare the Japanese translation of the Software designated as "Essbase Version 4.1.3J" as soon as Arbor makes such release generally available to its distributors.

         7. Discontinuance of Support. Neither Arbor nor any third party shall be required to continue to develop new releases of the Software, including any Core Software, on operating system platforms that Arbor, in its sole judgment, finds commercially undesirable. In connection with any decision by Arbor to discontinue development of new releases on any operating system platform, Arbor may also discontinue providing bug fixes, workarounds, or "how-to" support for existing versions of the Software on any discontinued operating system platforms; provided that Arbor shall give Comshare twelve (12) months' notice prior to implementation of the decision to discontinue support (i.e., bug fixes, workarounds, and "how-to" support). Arbor will provide

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                * Indicates that information has been omitted and confidential treatment has been requested therefore. All such omitted information has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2.


Comshare with maintenance and support on discontinued platforms to the same extent that Arbor provides maintenance and support to its own end users. Solely in the circumstances contemplated by this Section 7, if Arbor permits its distributors or end users to exchange Software running on a discontinued operating system platform free or at a reduced charge for Software that runs on a supported platform, Comshare may offer Comshare customers similar rights of exchange and pay Arbor a correspondingly reduced or eliminated royalty. The discontinuance of development, maintenance or support under this Section shall in no way trigger a Release Condition under the Escrow Agreement described in
Section 9 of the License Agreement or give Comshare any other rights to the source code of the Software.


         8. Arbor Attribution.

              (a) Applicable to All Software. The words "any Software sublicensed as described in Section I.A of Exhibit D", appearing in Section 1(e)(ii) of the License Agreement are hereby deleted from that Section and replaced with the words "all Software". The words "(if applicable)" are inserted between the words "application" and "and" in Section 1(e)(ii) of the License Agreement.

              (b) Patent Marking. The following language is added as new Section 1(e)(iii) of the License Agreement:

         "With respect to all sublicenses of the Software, Comshare shall also ensure that Arbor's patent number (U.S. Patent No. 5,359,724), and other patent numbers as Arbor may designate, are marked on the documentation, packaging, and physical media of Comshare's application."

         9. Essbase Training Materials. During the Term of the License Agreement, Comshare may copy and redistribute Software training materials (courseware) directly or through Comshare Distributors to Comshare customers for training purposes in connection with the Software, at no charge, provided that Comshare ensures that all Arbor copyright attribution and notices on such materials are preserved.

         10. Pricing and Royalties. Exhibit D attached to the License Agreement is hereby deleted in its entirety and replaced by a new Exhibit D, attached to this Second Amendment. All references to Exhibit D in the License Agreement shall be deemed to refer to Exhibit D attached hereto.

         11. Audit. The second and third sentences of Section 5(b) of the License Agreement are hereby deleted in their entirety. Mutual audit rights of the Parties are set forth in Section V of Exhibit D attached hereto.

         12. Minimum Fees. Sections 5(c) and 5(d) of the License Agreement are hereby deleted in their entirety from the License Agreement. Exhibit E attached to the License Agreement (titled "Examples of Minimum Payment Calculations") is hereby deleted in its entirety.

         13. Exclusivity Minimum. Section 5(e) of the License Agreement is hereby deleted in its entirety from the License Agreement. Exhibit F attached to the License Agreement (titled "Exclusivity Companies") is hereby deleted in its entirety.

         14. Arbor Limitation. Sections 6(a) and 6(b) of the License Agreement are hereby deleted in their entirety from the License Agreement.

                * Indicates that information has been omitted and confidential treatment has been requested therefore. All such omitted information has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2.



         15. Comshare Distributors. The Parties acknowledge that Comshare has added to and amended the List by replacing Schedule 6(c) (titled "Comshare Distributors") attached to the License Agreement with "Schedule 6(c) Amendment" attached hereto. Section 6(c) of the License Agreement is hereby deleted in its entirety and replaced with the following language:

         "During the Term of the License Agreement, neither Arbor, nor Arbor's parent, nor any of Arbor's direct or indirect subsidiaries, may directly market the Software through an entity (i) that is then a Comshare Distributor or (ii) that was formerly a Comshare Distributor and that was solicited by Arbor to terminate its distribution arrangement with Comshare. In the event that during the Term of the License Agreement, Arbor markets the Software through an entity that was, but is no longer, a Comshare Distributor, Arbor shall pay to Comshare ************ of all software license and maintenance fee royalties paid by such former Comshare Distributor to Arbor with respect to Software sublicenses sold by the distributor during the one
         (1) year period following the date on which such distributor ceased to be a Comshare Distributor. This obligation shall not survive with respect to any royalties paid to Arbor for periods after the earlier of
         (1) the expiration of the Term of the License Agreement or (2) the effective date of termination of the License Agreement, if terminated by Arbor for reason of Comshare's breach pursuant to Section 8(a) of the License Agreement. Solely for purposes of this Section 6(c), Comshare has provided a list of Comshare Distributors for each geographic territory as of the date hereof (the "List"), attached hereto as Schedule 6(c) Amendment, and may add to the List, subject to all of the following conditions:

                  (i) Comshare may not add names to the List for the territory of the United States.

                  (ii) For territories outside of the United States, Comshare may add a name to the List only if Comshare has a distribution arrangement with that entity pursuant to a written contract and that entity has the right to grant Application Specific Use and Full Use sublicenses of the Software.

                  (iii) Notwithstanding the above subsection, Arbor may distribute its software through an entity that is added to the List without payment to Comshare if Arbor has established a distribution arrangement with that Comshare Distributor for that territory pursuant to a written contract prior to the date on which Arbor receives written notice that the entity was added to the List."

         16. Right of Offer. Section 7 of the License Agreement is hereby deleted in its entirety from the License Agreement. Schedule 7(b) attached to the License Agreement (titled "Comshare Competitors") is hereby deleted in its entirety.

         17. Termination.

              (a) By Comshare. Section 8(b) of the License Agreement is hereby deleted in its entirety.

              (b) Early Termination. Section 8(c) of the License Agreement is hereby deleted in its entirety.

                * Indicates that information has been omitted and confidential treatment has been requested therefore. All such omitted information has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2.


              (c) Effect of Termination. Section 8(d) of the License Agreement is hereby deleted in its entirety and replaced with the following language:

         "All sublicenses to the Software granted by Comshare and Comshare Distributors to customers under this License Agreement shall continue in effect, in accordance with their terms, after termination of this License Agreement. Regardless of the reason for such termination, consistent with and under the terms of Section 3(c) of the License Agreement, Comshare may request of Arbor and Arbor shall, subject to
         Section 7 (Discontinuance of Support) of the Second Amendment, provide technical support and maintenance services to Comshare related to the Software, for Comshare's and Comshare Distributors' existing customer sublicensees of the Software as of the date of termination of the License Agreement in accordance with the terms of the Second Amendment. Comshare may continue to use the Software for its internal business purposes and may also possess a reasonable number of copies of the Software necessary for the sole purpose of customer support. Arbor has prepared a letter to be provided to Comshare customers upon execution of this Second Amendment, and which is attached hereto as Exhibit G, which confirms Comshare's right to receive maintenance of the Software for such customers after termination of the License Agreement. In addition, following termination of the License Agreement, Arbor shall have no obligation under Section 2 of Exhibit C to create any enhancements to the Software, provided that if Arbor does make any enhancements generally available for its maintenance customers, Comshare will be entitled to receive such enhancements in accordance with the terms of this Section 8(d)."

         18. Arbitration and Escalation of Disputes. Section 15 of the License Agreement is hereby deleted in its entirety and replaced with the following language:

         "(a) In the event that a dispute arises between the Parties regarding any provision of this License Agreement, the Parties shall in good faith invoke the following escalation procedure prior to commencing arbitration, litigation, or any other form of dispute resolution: (i) the controller of one party shall contact the controller of the other to discuss and attempt to resolve the dispute; (ii) if the dispute is not resolved, the chief financial officer of one party shall contact the chief financial officer of the other to discuss and attempt to resolve the dispute; (iii) if the dispute is not resolved, the president of one party shall contact the president of the other to discuss and attempt to resolve the dispute.

          (b) In the event of a dispute that remains unresolved despite the Parties' good faith negotiations over (i) the applicable Commonly Used Retail Price ("CUR") or (ii) amounts properly payable by Comshare hereunder, the dispute shall be resolved through binding arbitration in accordance with the Non-Administered Arbitration Rules of the CPR Institute for Dispute Resolution, by three (3) arbitrators, of whom each Party shall appoint one, and the third shall be selected by the two arbitrators chosen by the Parties. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Sections 1-16, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The place of the arbitration shall be Chicago, Illinois.

                * Indicates that information has been omitted and confidential treatment has been requested therefore. All such omitted information has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2.



         (c) If the dispute has not been resolved by the means provided in the above Subsection 15(b) within ninety (90) days of the initiation of such procedure, either Party may initiate litigation upon thirty (30) days written notice to the other Party; provided, however, that if one Party has requested the other to participate in the arbitration procedure described in the above Subsection 15(b) and the other has failed to participate, the requesting Party may initiate litigation before expiration of the above period."

         19. Notices. The addresses for notices provided in Section 16(c) of the License Agreement shall be amended as follows:

                  If to Arbor, to:

                  Arbor Software Corporation
                  1344 Crossman Avenue
                  Sunnyvale, California  94089
                  ATTN:  Legal Department
                  Telecopy:  (408) 744-0400

                  If to Comshare, to:

                  Comshare, Incorporated
                  555 Briarwood Circle
                  Ann Arbor, Michigan  48108
                  ATTN:  President
                  Telecopy:  (313) 994-4140

         20. Assignment. The second sentence of Section 16(h) of the License Agreement is hereby deleted in its entirety and replaced with the following language:

         "Notwithstanding the foregoing, the rights granted to Comshare under this Agreement are assignable (i) in whole but not in part without permission in connection with a merger, consolidation, reorganization, assignment to direct or indirect subsidiaries or with a sale or exclusive license of substantially all the Comshare software used in conjunction with the Software or (ii) in part without permission in connection with the sale or exclusive license of a Comshare product or product line used in conjunction with the Software. In the event that Comshare assigns its rights in part pursuant to clause (ii) above, Comshare may not include as part of that assignment its rights under:
         Section 6(c) of the Agreement (Comshare Distributors), Section 9 (Essbase Training Materials) of the Second Amendment to the Agreement, the provision of Exhibit B entitled "Ongoing Support," Section 2 (Enhancements) of Exhibit C, and Sections III (Support and Training Prices) and V (Mutual Audit Rights) of Exhibit D. Arbor may, subject to
         Section 5 (Core Software) of the Second Amendment, assign its rights and obligations under this Agreement without permission in connection with a merger, consolidation, reorganization, assignment to direct or indirect subsidiaries, or as part of a sale of substantially all of its assets or substantially all of its intellectual property rights in the Software."

         21. Effect of License Agreement. The First Amendment to License Agreement, effective March 1, 1994, is replaced in its entirety and superseded by this Second Amendment

                * Indicates that information has been omitted and confidential treatment has been requested therefore. All such omitted information has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2.



and Exhibit D attached hereto. The Second Amendment shall take effect upon execution hereof; provided, however, that the provisions of Exhibit D (other than Sections II (Maintenance Royalties) and V (Mutual Audit Rights) thereof) shall take effect on January 1, 1998. Except as specifically set forth in this Second Amendment, all terms and conditions set forth in the License Agreement shall remain in full force and effect and continue to bind the Parties and their respective successors and permitted assigns. In the event of any inconsistency or conflict between the provisions of the License Agreement and this Second Amendment, this Second Amendment shall prevail and govern. This Second Amendment may be executed in one or more counterparts, by facsimile, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

                * Indicates that information has been omitted and confidential treatment has been requested therefore. All such omitted information has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2.





IN WITNESS WHEREOF, the Parties have caused this Second Amendment to be executed by their duly authorized representatives as of the date first written above.

ARBOR SOFTWARE CORPORATION          COMSHARE, INCORPORATED



By:______________________           By:______________________

Name:____________________           Name:____________________

Title:___________________           Title:___________________

Date:____________________           Date:____________________

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                * Indicates that information has been omitted and confidential treatment has been requested therefore. All such omitted information has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2.



                                   EXHIBIT "D"
                                       TO
                                LICENSE AGREEMENT

                                     PRICING


         Comshare shall pay Arbor for sublicenses of Software and for Arbor services as follows:

I.   SOFTWARE SUBLICENSE ROYALTIES.

     A.   Limited Use Tier.

              1. Comshare shall pay Arbor ******** of Arbor's Commonly Used Retail Price ("CUR"), as defined in Section IV(A) below, for each unit of the Software distributed by Comshare or a Comshare Distributor as a component module of a Comshare- packaged application including, without limitation, Comshare's Arthur Merchandise Planning, Commander Sales Analysis, BudgetPLUS (version without "ad hoc" spreadsheet write capability), and Performance Measurement applications, in each case where all of the following restrictions are satisfied:

               a.   No delivery to customer of any of the following:
                    (1) Essbase API (except for run-time dynamic link libraries embedded in the Comshare application);
                    (2)  Essbase Spreadsheet Toolkit;
                    (3) Essbase Objects or similar future application development tools;
                    (4)  Essbase Adjustment Module; or
                    (5)  Essbase Web Gateway.

               b. Use of the Software is contractually limited to use by a customer with a single specified Comshare application. The Comshare customer license agreement governing the use of the Software must be in a hard copy (i.e., paper) form delivered to and executed by the customer, and must prominently display the following language:

                    THE ARBOR ESSBASE SOFTWARE PROVIDED WITH THIS COMSHARE APPLICATION SOFTWARE IS LIMITED TO USE ONLY WITH THIS COMSHARE PRODUCT. WITHOUT LIMITING THE FOREGOING, LICENSEE MAY NOT (1) USE THE ESSBASE SOFTWARE OR ANY THIRD-PARTY PROGRAMMING LANGUAGE, TOOLS, OR PRODUCTS TO CREATE ADDITIONAL APPLICATIONS DESIGNED TO WORK WITH THE ESSBASE SOFTWARE, (2) ACCESS DATA FROM THE ESSBASE SERVER USING THIRD-PARTY SOFTWARE, OTHER THAN A SPREADSHEET, COMPATIBLE WEB BROWSER AND THE REPORT WRITER SOFTWARE INCLUDED WITH THIS SOFTWARE PACKAGE, OR (3) USE ANY OF THE FOLLOWING:
                    ESSBASE APPLICATION PROGRAMMING INTERFACE, ESSBASE SPREADSHEET TOOLKIT, ESSBASE OBJECTS, ESSBASE

                * Indicates that information has been omitted and confidential treatment has been requested therefore. All such omitted information has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2.



                    ADJUSTMENT MODULE, OR ESSBASE WEB GATEWAY. USE OF THE ESSBASE APPLICATION MANAGER IS RESTRICTED TO LICENSEES OF THE COMSHARE BUILDER PACKS.

                    Where Commander Decision (or any successor product) is delivered to the customer solely for use with a Comshare-packaged application, such as BudgetPLUS (version without "ad hoc" spreadsheet capability), such combination shall be deemed a single Comshare-packaged application for purposes of this Subsection I(A)(1)(b), provided that the Comshare customer license agreement governing the use of the Software must be in a hard copy (i.e., paper) form delivered to and executed by the customer, and must prominently display the following language:

                    THE ARBOR ESSBASE AND COMMANDER DECISION SOFTWARE PROVIDED WITH THIS COMSHARE APPLICATION SOFTWARE ARE LIMITED TO USE ONLY WITH THIS COMSHARE APPLICATION. WITHOUT LIMITING THE FOREGOING, LICENSEE MAY NOT (1) USE THE ESSBASE SOFTWARE OR ANY THIRD-PARTY PROGRAMMING LANGUAGE, TOOLS, OR PRODUCTS TO CREATE ADDITIONAL APPLICATIONS DESIGNED TO WORK WITH THE ESSBASE SOFTWARE, (2) ACCESS DATA FROM THE ESSBASE SERVER USING THIRD-PARTY SOFTWARE, OTHER THAN A SPREADSHEET, COMPATIBLE WEB BROWSER AND THE REPORT WRITER SOFTWARE INCLUDED WITH THIS SOFTWARE PACKAGE, OR (3) USE ANY OF THE
                    FOLLOWING: ESSBASE APPLICATION PROGRAMMING INTERFACE, ESSBASE SPREADSHEET TOOLKIT, ESSBASE OBJECTS, ESSBASE ADJUSTMENT MODULE, OR ESSBASE WEB GATEWAY. USE OF THE ESSBASE APPLICATION MANAGER IS RESTRICTED TO LICENSEES OF THE COMSHARE BUILDER PACKS.

               c. Comshare and Comshare Distributors shall not provide or permit end-user access to data on the Essbase Data Analysis Server through third-party report writers or other third-party software, except for report writers that provide formatted production reports such as Crystal Info for Essbase Version 5 (as it exists in its current version as of the date of this Second Amendment). Comshare may include future versions of such report writers so long as they do not include On Line Analytical Processing ("OLAP") functionality such as multidimensional viewing for "ad hoc" drill-through or pivoting of data. Comshare may, however, provide access to data on the Essbase Data Analysis Server
                    (i) through software technology licensed from third parties if such software is embedded in and integrated into the Comshare application with which the Software is licensed for use, or (ii) through a Comshare or third-party web browser. Comshare may provide or permit access to data on the Essbase Data Analysis Server by a customer through a standard object (e.g., Visual Basic) "container" or equivalent software included as part of the Comshare application, so long as such inclusion does not facilitate "ad hoc" spreadsheet access or the use, creation or design of custom Essbase applications.

               d. SQL Drill-Through module may be provided to end users for a period not to exceed six (6) months after the date Arbor provides Comshare with an API for it.

               e. "Ad hoc" spreadsheet access to the data on the Essbase Data Analysis Server may be provided only through a third-party spreadsheet used in conjunction with the Essbase Spreadsheet Add-In. As used in this Exhibit D, "ad hoc" spreadsheet access generally means the loading, retrieval or viewing of data through a generic or application non-specific spreadsheet interface. In this Limited Use Tier, however, such ad hoc end-user spreadsheet access shall be read-only (i.e., no writing or loading of data), with the "lock and send" and "calculation" functions programmatically disabled from the Essbase Spreadsheet Add-In. The foregoing shall not preclude or restrict Comshare from providing to its customers read and write access to the Essbase data through a predefined Comshare spreadsheet-based, application-specific user interface template included in the Comshare application.

               f. The Essbase Data Analysis Server delivered to the customer is programmatically restricted to permit establishment of a single application "folder" in the Essbase Application Management/Data Management hierarchy, so as to permit the end user to administer only a single application through the Essbase Application Manager. Any sample databases provided by Arbor with the Software shall be delivered by Arbor in the single application folder. This restriction shall not limit the number of databases that may be created for a single application.

               g. The Software sold for use with a Comshare application in its "basic offering" configuration as stated on Comshare's price list may represent no more than ********* of the combined value of the Comshare and Arbor software sold. For purposes of determining value, the Parties shall use their respective U.S., European, and Japanese list prices for software (i.e., the Comshare list price for Comshare software and the Arbor list price for fully functional versions of the Arbor software), provided that in no event shall this be interpreted as setting a list price for either Comshare or Arbor software. In cases where a programmatically restricted version of the Software is involved, the applicable Arbor list price shall be the list price of the fully functional version of the Software.

              2. Comshare's (i) failure to comply with any of the restrictions in Subsections I(A)(1)(a), (c), (d), (e), (f), or (g) above, or (ii) its compliance with Subsection I(B)(1) and not with Subsection I(A)(1)(b), will result in the sublicense being subject to the royalty rate of the Application Specific Use Tier in Section I(B) below. Comshare's failure to comply with any of

                * Indicates that information has been omitted and confidential treatment has been requested therefore. All such omitted information has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2.



the restrictions in either Subsection I(A)(1)(b) above or I(B)(1) below will result in the sublicense being subject to the royalty rate of the Full Use Tier in Section I(C) below. *************************************

              3. The Limited Use sublicense royalty in Subsection I(A)(1) shall be further subject to the volume discounts in Section I(D) below.

              4. Comshare is not obligated to pay royalties to Arbor for any past or future upgrades from (i) single processor to multi-processor platforms, or (ii) for Software exchanges between versions on different operating system platforms, provided that Software on the new operating system platform delivered has the same or lower Arbor list price than Software on the operating system platform being exchanged.

              5. In the event that Comshare assigns to a third party its rights under the License Agreement in connection with the sale or exclusive license of a particular Comshare product or product line, the applicable Limited Use royalty rate under this Section I(A) for the distribution or sublicense of the Software by such third party assignee shall be *********** of Arbor's then current local country list price for the Software. Such royalty rate shall not be subject to any volume discounts.

         B. Application Specific Use Tier.

              1. Comshare shall pay Arbor ************* of Arbor's CUR, as defined in Section IV(A) below, for each unit of the Software distributed by Comshare or a Comshare Distributor as a component of a Comshare-packaged application, including without limitation the current versions of Comshare's BudgetPLUS (ad hoc spreadsheet read/write version) and Commander Decision (general purpose) applications, in each case where all of the following requirements are satisfied:

                  a. The Software provided does not qualify for the Limited Use royalty rate in Subsection I(A)(1) above.

                  b. Where a single Comshare-packaged application is delivered to the customer, use of the Software is contractually-limited to use by the customer with the single Comshare application delivered. The Comshare customer license agreement governing the use of the Software must be in a hard copy (i.e., paper) form delivered to and executed by the customer, and must prominently display the following language:

                           THE ARBOR ESSBASE SOFTWARE PROVIDED WITH THIS COMSHARE APPLICATION SOFTWARE IS LIMITED TO USE ONLY WITH THIS COMSHARE PRODUCT.

                           Where Commander Decision (or any successor product) is delivered to the customer solely for use with a Comshare-packaged application, such as BudgetPLUS, such combination shall be deemed a single Comshare-packaged application for purposes of this Subsection I(B)(1)(b), provided that the Comshare customer license agreement governing the use of the Software must be in a hard copy (i.e., paper) form delivered to and executed by the customer, and must prominently display the following language:

                * Indicates that information has been omitted and confidential treatment has been requested therefore. All such omitted information has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2.



                           THE ARBOR ESSBASE AND COMMANDER DECISION SOFTWARE PROVIDED WITH THIS COMSHARE APPLICATION SOFTWARE ARE LIMITED TO USE ONLY WITH THIS COMSHARE APPLICATION.

                  c. Where Commander Decision (or any successor product) is delivered to the customer as a general purpose application or non-application specific development platform, use of the Software is contractually-limited to use by a customer with Commander Decision and for the development and use of a single application. The Comshare customer license agreement governing the use of the Software must be in a hard copy (i.e., paper) form delivered to and executed by the customer, and must prominently display the following language:

                           THE ARBOR ESSBASE SOFTWARE PROVIDED WITH THIS COMSHARE APPLICATION SOFTWARE IS LIMITED TO USE ONLY WITH COMMANDER DECISION FOR THE DEVELOPMENT AND USE OF A SINGLE APPLICATION.

                  d. The Essbase Data Analysis Server delivered to the customer is programmatically restricted to permit establishment of a single application "folder" in the Essbase Application Management/Data Management hierarchy, so as to permit the end user to administer only a single application through the Essbase Application Manager. Any sample databases provided by Arbor with the Software shall be delivered by Arbor in the single application folder. This restriction shall not limit the number of databases that may be created for a single application.

              2. Any distribution or sublicense of the Software (whether or not as a component module of a Comshare application including without limitation Comshare's Arthur Merchandise Planning, Commander Sales Analysis, BudgetPLUS (version without "ad hoc" spreadsheet write capability), or Performance Measurement applications) which in any manner does not meet the requirements set forth either in Section I(A) or Subsections I(B)(1)(b), (c), or (d) above will result in the sublicense being subject to the royalty rate of the Full Use Tier in Section I(C) below. ******************************************

              3. The Application Specific Use sublicense royalty in Subsection I(B)(1) above shall be further subject to the volume discounts in Section I(D) below.

              4. In the case of a customer that has previously purchased from Comshare or a Comshare Distributor a Limited Use sublicense, the royalty for an upgrade to an Application Specific Use sublicense for each server shall be the difference between the royalty as calculated in this Section I(B) and the amount Comshare has previously paid to Arbor for that customer's Limited Use sublicense on that server. For customers of Comshare or a Comshare Distributor that have purchased a sublicense that was granted by Comshare prior to January 1, 1998 and reported to Arbor as a "Limited Use" sublicense, the purchase of Software that is licensed as Application Specific Use in full compliance with the terms of this Section I(B) shall not require such customer to upgrade or pay any additional amounts for such "Limited Use" sublicenses purchased before the date of execution of the Second Amendment unless Comshare or the

                * Indicates that information has been omitted and confidential treatment has been requested therefore. All such omitted information has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2.


Comshare Distributor charges such customer an upgrade fee in connection with such purchase. Comshare will provide the customer with the appropriate registration number/key to reflect the upgrade of the license. In the event that Comshare has previously paid Arbor higher fees for the Limited Use sublicenses on a server that would be due for the substituted Application Specific Use sublicense, Comshare shall not be entitled to a refund.

              5. Arbor will provide Comshare with all copies of the Software and documentation required for Application Specific Use sublicenses. Comshare will give Arbor reasonable advance forecasts of its inventory requirements for documentation, and Arbor will use commercially reasonable efforts to provide Comshare with the required inventory level. If Comshare produces the documentation itself, then Comshare may subtract its reasonable costs of producing the documentation from amounts otherwise owed by Arbor; provided, however, that such costs shall not exceed Arbor's own costs by more than ********* Arbor will deliver to Comshare (at locations designated by Comshare): three (3) copies of the Software on appropriate media and three (3) hard copies and one (1) electronic media copy of the documentation and training materials as it changes from time to time.

              6. In the event that Comshare assigns to a third party its rights under the License Agreement in connection with the sale or exclusive license of a particular Comshare product or product line, the applicable Application Specific Use royalty rate under this Section I(B) for the distribution or sublicense of the Software by such third party assignee shall be *********** of Arbor's then current local country list price for the Software. Such royalty rate shall not be subject to any volume discounts.

         C. Full Use Tier.

              1. Comshare shall pay Arbor ********** of Arbor's CUR, as defined in Section IV(A) below, for each of the following distributed by Comshare or a Comshare Distributor:

                 a. Any distribution or sublicense of the Software that is not contractually-limited to use with a Comshare application in the manner prescribed by Subsections I(A)(1)(b) or I(B)(1)(b) or (c) above.

                 b. Any distribution or sublicense of the Software on a stand-alone basis. For purposes of this Subsection I(C)(1)(b), an "add-on" sale of additional ports or components of the Software for use with an Essbase Data Analysis Server previously licensed to a customer in accordance with the requirements of Sections I(A) or I(B) above is not a "stand-alone" sale.

              2. The Full Use sublicense royalty in Subsection I(C)(1) above shall be further subject to the volume discounts in Section I(D) below.

              3. Notwithstanding the above, Comshare shall pay Arbor ********* of the applicable CUR for all Full Use sublicenses distributed by Comshare through its agents, resellers, and distributors located outside the United States (provided that such agents', resellers', or distributors' fee is at least ********** of the applicable CUR), but not for sublicenses distributed through Comshare's subsidiaries or Comshare's direct sales force. This ********** royalty rate shall not be subject to any volume discounts.

                * Indicates that information has been omitted and confidential treatment has been requested therefore. All such omitted information has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2.


              4. Arbor will provide Comshare with all copies of the Software and documentation required for Full Use sublicenses. Comshare will give Arbor reasonable advance forecasts of its inventory requirements for documentation, and Arbor will use commercially reasonable efforts to provide Comshare with the required inventory level. If Comshare produces the documentation itself, then Comshare may subtract its reasonable costs of producing the documentation from amounts otherwise owed by Arbor; provided, however, that such costs shall not exceed Arbor's own costs by more than ***********. Arbor will deliver to Comshare (at locations designated by Comshare): three (3) copies of the Software on appropriate media and three (3) hard copies and one (1) electronic media copy of the documentation and training materials as it changes from time to time.

              5. In the case of a customer that has previously purchased from Comshare or a Comshare Distributor (i) a sublicense granted by Comshare prior to January 1, 1998 and reported to Arbor as a "Limited Use" sublicense, (ii) a Limited Use sublicense as defined in Section I(A) above, or (iii) an Application Specific Use sublicense as defined in Section I(B) above, the royalty for upgrade to a Full Use sublicense for each server shall be the difference between the royalty as calculated in this Section I(C) and the amount Comshare has previously paid to Arbor for that customer's sublicense on that server. Comshare will provide the customer with the appropriate registration number/key to reflect the upgrade of the license. In the event that Comshare has previously paid Arbor higher fees for the Limited Use or Application Specific Use sublicense on a server that would be due for the substituted Full Use sublicense, Comshare shall not be entitled to a refund.

              6. In the event of (i) a sale, transfer or other disposition of all or substantially all of Comshare's assets, (ii) a sale or exclusive license of substantially all the Comshare software used in conjunction with the Software, (iii) acquisition by a single person, entity or group acting in concert of greater than fifty percent (50%) of the voting securities of Comshare, (iv) a merger, consolidation or reorganization of Comshare in which Comshare is not the surviving entity, (v) a merger in which Comshare is the surviving entity but in which ownership of fifty percent (50%) or more of the outstanding voting securities of Comshare is transferred to holders different from those that held the stock immediately prior to such merger, or (vi) the sale, transfer or other disposition of all or substantially all the Comshare software used in conjunction with the Software (each, a "Corporate Transaction"), the Full Use royalty rate set forth in Subsection I(C)(1) shall increase to ********** of Arbor's CUR, as defined in Section IV(A) below. There shall be no reduction from this rate for volume discounts. Comshare or its successors or permitted assigns, however, shall be permitted to continue to sell Full Use sublicenses to existing customers (as of the effective date of the Corporate Transaction) at the applicable royalty rate in effect immediately prior to the Corporate Transaction, and to continue to provide maintenance and add-on sales to the existing Comshare customers, in accordance with the terms of the License Agreement. For purposes of this Subsection, a "customer" is the legal entity or entities that are party to a Comshare license agreement governing the use of Software.

              7. In the event that Comshare assigns to a third party its rights under the License Agreement in connection with the sale or exclusive license of a particular Comshare product or product line, the applicable Full Use royalty rate under Section I(C) for the distribution or sublicense of the Software by such third party assignee shall be ********** of Arbor's then current list price for the Software. Such royalty rate shall not be subject to any volume discounts.

                * Indicates that information has been omitted and confidential treatment has been requested therefore. All such omitted information has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2.




         D. Volume Discounts.

         The sublicense prices described in Subsections I(A)(1) and I(B)(1) above shall be further reduced in each contract Year as follows in the event that the amounts payable by Comshare to Arbor for Software sublicenses under Sections I(A), I(B), and I(C) above in the aggregate reach the following levels in that Year:


                                 SECTION I(A)                     SECTION I(B)
                                   RATES                             RATES
         For Amounts          Rdctn.      Royalty              Rdctn.        Royalty
         in Excess of:        Pctge.       Rate                Pctge.         Rate
         -------------        ------       ----                ------         ----
         ***                  **            **                   **            **
         ***                  **            **                   **            **


The sublicense prices described in Subsection I(C)(1) above shall be further reduced in each Contract Year as follows in the event that the amounts payable by Comshare to Arbor for Software sublicenses under Section I(C) above reach the following levels in that Year:


         For Amounts         Rdctn.      Royalty
         in Excess of:       Pctge.       Rate
            ***                **          **


Each reduction percentage in the tables above applies only to sublicenses granted after the corresponding amount in the table has been achieved. These royalty rates also apply to upgrades of Software from (i) Limited Use to Application Specific Use or to Full Use, and (ii) from Application Specific Use to Full Use.

         E. Related Works.

         For each unit of a Related Work (as defined in Section 2(b) of the Second Amendment) distributed to a customer by Comshare, Comshare shall pay Arbor a royalty in the amount of (i) the applicable royalty as provided in Subsection I(A)(1), I(B)(1) or I(C)(1) above plus (ii) **********. Arbor shall bear any one time payment or lump sum fee payable by Arbor to a third party for distribution rights to a Related Work where the rights obtained include distribution rights for any party in addition to Comshare.


II.      MAINTENANCE ROYALTIES.

         A. For the maintenance services described on Exhibit C to the License Agreement, Comshare shall pay, for each of the sublicensees that purchase or renew annual maintenance of the Software on or after the date of execution of the Second Amendment, a maintenance rate of *********** times the royalties actually paid to Arbor for the sublicensed Software under maintenance.

                * Indicates that information has been omitted and confidential treatment has been requested therefore. All such omitted information has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2.


         B. Comshare shall provide its quarterly royalty reports to Arbor via e-mail in electronic form in an Excel or similar computer spreadsheet.


III.     SUPPORT AND TRAINING PRICES.

         For the support and training services described on Exhibit B to the License Agreement, Comshare shall pay ************** of Arbor's standard hourly rate for that service, plus reasonable travel, room and board. Travel, room and board expenses shall conform to Comshare's standard policies and must be approved in advance by Comshare at the time Comshare requests Arbor to provide the services.


IV.       COMMONLY USED RETAIL PRICE.

         A. "Commonly Used Retail Price" ("CUR") means the average discounted price which Arbor realizes for the corresponding units of Software sublicensed by Comshare. Comshare shall pay royalties to Arbor under Sections I(A), I(B), and I(C) of this Exhibit D based on Arbor's average discounted price rather than Arbor's list price of software. The CUR provides the mechanism to determine Arbor's average discounted sales price for different-sized transactions during different periods of time. The CUR shall be calculated as follows:

                  1. Arbor shall consider each transaction involving the sale of a Software license and shall allocate the revenue among different revenue types (e.g., software license fees, maintenance, training and consulting) as required by SOP 91-1 and successor accounting pronouncements. For purposes of this calculation, only the revenue from the transaction attributable to software license fees under such SOP shall be considered revenue from Software license sales.

                  2. Arbor shall then segregate based on Arbor's applicable country or regional list price, all of its Software license sales, both direct and through local country distributors, within ********** bands ranging from ********** to ************ with bands of ************* thereafter.

                  3. Arbor shall further segregate, its Software license sales by country or region including *********** or more countries, for each country or region that includes ********** or more Software licenses to *********** or more customers during the previous twelve (12) months. Arbor shall determine the configuration of regions. Once determined, the regions are fixed except that regions may be subdivided once ********** transactions are completed.

                  4. Direct sales of development or similarly restricted Software licenses by Arbor to Arbor application partners, original equipment manufacturers ("OEMs"), systems integrators, and other strategic partners or customers shall be excluded from the transaction bands.

                  5. For each country- or region-specific transaction band, Arbor shall aggregate Arbor Software license sales during the prior twelve (12) months at list price (either U.S. or appropriate local country list price for particular country or region) and at actual sales price. By comparing the aggregate actual sales price and the aggregate list price, Arbor shall determine the "average discounted price percentage" ("ADPP") for each country- or region-specific transaction band. Stated otherwise, if the average sales price in a transaction band is

                * Indicates that information has been omitted and confidential treatment has been requested therefore. All such omitted information has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2.


********** less than the average list price, the ADPP for that transactional band would be **********.

                  6. Comshare shall then segregate the Software license sales of Comshare and the Comshare Distributors in the quarter by the regions and transaction bands reported by Arbor using the applicable Arbor list price (U.S. or local foreign price) for such Software license sales. The ADPP for each country- or region-specific transaction band multiplied by the appropriate Arbor list price (U.S. or local foreign price) for each Software license sale by Comshare or a Comshare Distributor in that country- or region-specific transaction band constitutes the CUR for that Software license sale. For countries or regions that include less than ********** Software transactions in the prior twelve (12) months, the U.S. ADPP shall be used for the applicable CUR.

                  7. If Arbor changes its list price, the ADPP will be calculated using the revised list price and actual sales price for those transactions that occur on or after the effective date of the price change. The CUR will be calculated using the price list in effect at the time of the transaction; provided that during the first six (6) months following the effective date of any new Arbor price list, Comshare may, at its option, use either the new price list or the most recent prior price list in calculating the CUR. If the effective date of the new price list occurs after the first day of a month, the six (6) month period shall begin on the first day of the following month. If at any time during such six (6) month period Comshare chooses to use the new price list, Comshare shall use the new price list for the remainder of the period.

                  8. The Parties agree that for transaction bands in which no sales occurred in the applicable country or region within the prior twelve (12) months, Arbor shall extrapolate the ADPP. In order to perform such extrapolation, the surrounding transaction bands for that country or region immediately above and below the transaction band with no sales must have sales during the prior twelve (12) months. The extrapolated ADPP shall be calculated from the surrounding transaction bands by use of linear regression analysis. If there are no sales in both surrounding transaction bands, the ADPP from the transaction band from the most recent past quarter shall be applied.

                  9. Until the earlier of (i) twelve (12) months from the first day of the first full calendar quarter following the date of execution of the Second Amendment or (ii) such point as there are ********** Software license sales transactions in Japan, the parties agree that the applicable CUR for Japan in any quarter shall equal *********** of the U.S. CUR for that period. At such point as there are ********** Software license sales transactions in Japan, with respect to those transactions on which Comshare has paid a royalty based on a predetermined CUR equal to *********** of the U.S. CUR, Arbor shall credit Comshare for the amount actually paid by Comshare using *********** of the U.S. CUR in excess of the amount, if any, that would have been owed by Comshare using the Japanese CUR for that period.

         B. Arbor shall calculate the ADPP as described in Section IV(A) above and report it to Comshare on a quarterly basis, no later than sixty (60) days after the end of each quarter.

         C. Comshare shall use the ADPP to determine the CUR and the appropriate royalty to pay Arbor for sales of Software within each transaction band by multiplying the appropriate royalty rate (Limited Use, Application Specific Use, or Full Use) by the CUR for each transaction in a particular transaction band. Comshare shall use only the Essbase Software portion at list price for each Comshare sale to determine the appropriate transaction band to use in calculating the royalties owed to Arbor.

                * Indicates that information has been omitted and confidential treatment has been requested therefore. All such omitted information has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2.


         D. Comshare may request a special royalty quote intended to override the CUR for a specific transaction, and shall specify the requested royalty to be paid on the specific transaction. In order for such special royalty quote to be effective, Arbor and Comshare must agree in writing to the royalty amount to be paid on the transaction. If any substantive element of the transaction changes Comshare must request a new special royalty quote. Arbor's consent to the special royalty quote must be provided in writing to Comshare within thirty
(30) days of agreement to the special quote. Comshare must execute and return the written consent to the Arbor legal department within thirty (30) days of receipt of Arbor's written consent.

         E. Comshare shall provide its quarterly royalty reports to Arbor via e-mail in electronic form in an Excel or similar computer spreadsheet.

         F. Arbor shall deliver its new price lists for each of its territories to Comshare ********** days in advance of the effective date of such price list, to Comshare's chief financial officer by the means and at the address as indicated in Section 16(c) of the License Agreement, as amended in Section 19 of the Second Amendment.


V.       MUTUAL AUDIT RIGHTS

         A. By Arbor. Upon twenty (20) days' written notice and not more than one (1) time per calendar year, Arbor may examine Comshare's (or, if Comshare has merged or been acquired, the surviving entity's) books and records related to the calculation or payment of royalties owed by Comshare to Arbor hereunder, at Arbor's own expense, using Arbor's internal auditor, internal staff, or its certified public accounting firm; provided, however, that if any such examination uncovers an underpayment by Comshare in excess of ***********, then Comshare shall be liable for the full costs of such audit. Comshare shall reasonably cooperate with Arbor during the performance of any such examination. Comshare is not required to provide Arbor with the names of its customers for purposes of such examination, but must provide an auditable list of customer numbers. Comshare may, however, provide customer names to Arbor's finance department on a confidential basis, not to be disclosed to third parties or to Arbor personnel outside of that department.

         B. By Comshare. Upon twenty (20) days' written notice and not more than one (1) time per calendar year, Comshare may examine Arbor's (or, if Arbor has merged or been acquired, the surviving entity's) books and records related to the calculation of CUR and maintenance royalties hereunder, at Comshare's own expense, using Comshare's internal auditor, internal staff, or its certified public accounting firm; provided, however, that if any such examination uncovers an overpayment amount in excess of **********, then Arbor shall be liable for the full costs of such audit. Arbor shall reasonably cooperate with Comshare during the performance of any such examination. Arbor is not required to provide Comshare with the names of its customers for purposes of such examination, but must provide an auditable list of customer numbers. Arbor may, however, provide customer names to Comshare's finance department on a confidential basis, not to be disclosed to third parties or to Comshare personnel outside of that department.

         C. Notwithstanding anything to the contrary contained in the License Agreement and the Second Amendment, the Software sublicenses that were granted prior to January 1, 1998 and reported by Comshare to Arbor as "Limited Use" shall not be subject to additional royalty payments, except as provided in Subsections I(B)(4) and I(C)(5) above, and are not in any event subject to question or audit by Arbor; provided, however that if Comshare lessens or cancels the contractual restrictions with respect to the use of the Software in any "Limited Use" sublicense

                * Indicates that information has been omitted and confidential treatment has been requested therefore. All such omitted information has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2.


granted prior to January 1, 1998, such sublicense shall be subject to reclassification and royalty payments under Section I(B) or I(C) above, as applicable, and may be deemed an upgrade of such sublicense in accordance with the terms of those Sections. Comshare shall not be required to implement any additional restrictions set forth in Sections I(A) or I(B) above with respect to Software shipped as an update to Software licensed as "Limited Use" prior to January 1, 1998 under a maintenance contract.

         D. Notwithstanding anything to the contrary contained in this Exhibit D, all information provided by Arbor to Comshare related to the CUR prior to the execution of the Second Amendment and with respect to periods prior to execution of the Second Amendment shall be deemed to have been accurate and proper and are not subject to question or audit by Comshare.


VI.      MISCELLANEOUS

         A. With respect to sublicense and maintenance fees in countries other than the United States, Comshare will pay Arbor in U.S. dollars or local currency, at Comshare's election and if permitted by applicable law, at the exchange rates used by Comshare for its own internal transaction purposes in effect at the time payment to Arbor becomes due, less any exchange fees actually incurred. Any tax, duty or withholding on such funds, except for any tax on Comshare's income, shall be the responsibility of Arbor, and all payments will be net thereof.